UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place, Inc.
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IMPORTANT INFORMATION REGARDING INSTITUTIONAL SHAREHOLDER SERVICES’ REPORT ON
THE CHILDREN’S PLACE PROXY CONTEST

The Children’s Place believes shareholders should have important information regarding Institutional Shareholder Services (ISS)’s report issued on May 8, 2015. Much of the ISS report simply reflects the misinformation and inaccuracies presented by Macellum and Barington in their proxy materials and fails to provide a balanced assessment of the facts.

The below table outlines a number of proof points demonstrating the significant transformation underway at The Children’s Place under your current Board and management along with supporting facts, followed by a point by point rebuttal to the misinformation and inaccuracies in the ISS report.

	The Children’s Place Transformation Proof Points	Supporting Facts
1	Strong TSR performance during CEO’s tenure “PLCE … management is executing on its strategic initiatives, with benefits coming sooner than expected”, Topeka, May 6, 2015	• Stock is up >130% during CEO’s tenure and is at an 8-year high • Outperformed both the market and average of specialty apparel retailers during the CEO’s tenure and the last 52 weeks
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TCP was not in a strong place in 2009: the current Board and management have been critical agents of change

“PLCE new CEO, Jane Elfers, has … accurately diagnosed the problems confronting PLCE and sequenced her initiatives to maximize execution and the probability of success”, Morgan Stanley, October 26, 2010

•     TCP had no strategy for growth in e-commerce and off-mall competition, and was ill-prepared for changing newborn to age 10 market dynamics

•     Antiquated technology and systems

•     Interim CEO; lack of management talent

•     Stock was down 58% in the preceding 3 years

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TCP has achieved strong relative operating performance in a tough macro environment

“Place’s 1Q gross margin expanded 130-150bp, as strong product acceptance and well-managed inventories led to higher average unit retail…and margins”, Bank of America, May 6, 2015

•     Diversified revenue and channel mix; e-commerce now represents 16% of sales

•     Maintained #1 market share in children’s specialty apparel retailing

•     Preserved margins relative to peers despite a highly promotional and over-stored market

•     Returned over $500mm in capital to shareholders, while executing a critical investment plan

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Strategic transformation has positioned TCP for success and is delivering tangible and sustainable results

“We continue to believe PLCE represents favorable risk/reward given … strong strategic execution”, Mizuho, May 6, 2015

•     Four consecutive quarters of positive comparative same-store-sales growth

•     Beat guidance in 4Q 2014 and 1Q 2015, and increased guidance for full year 2015

•     Gross and operating margin expansion with strong momentum for continued positive results in 2015

5	Norman Matthews was a key architect of TCP’s transformation and platform for success “PLCE’s strong 1Q beat … deserves kudos, not a wasteful proxy battle”, Topeka, May 6, 2015

•     Chairman of the Board and led recruitment of CEO

•     Extensive apparel and retail experience

•     Identified need for new skills and experience; 6 / 8 directors have been added since 2010

•     Balance of fresh perspective and experienced tenure ensures management held accountable

Our excellent 1Q results are the latest confirmation that the transformation strategy developed by our Board and management team is working, and that momentum for continued strong results is building. Macellum and Barington’s attacks and sole focus on maximum publicity (with zero outreach for constructive discussion in advance) have demonstrated their intent to change our strategy at a time when it is delivering substantial value for shareholders. Through cherry-picking a single peer for comparison, Macellum and Barington seek to distort reality through slight-of-hand statistics and target the removal of a key architect of our strategy and critical contributor to the Board. We ask the shareholders for their support of our nominees and continued support of our transformative strategy.
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ISS Report Based Upon Misinformation and Inaccurate Analysis – Important to Set the Story Straight

1.	The Children’s Place Track Record of Total Shareholder Return Outperformance

The ISS report fails to recognize:

•	The Children’s Place has delivered superior performance under the current Board and management’s tenure
o	The stock price is at an 8-year high and is up over 130% from the date the new CEO was announced
o	Following the announcement of the new CEO, the stock price increased by over 50% in support of the new management and strategy. It is important to recognize this sharp upward move in the stock price (relative to peers) when looking at TSR performance in the following periods. Both ISS and Macellum and Barington ignore this fact

o	From December 10, 2009 (date of announcement of new CEO) to May 6, 2015, The Children’s Place generated TSR of 134%, outperforming the market and its peers

[1]	Specialty Apparel Retailers consist of: Abercrombie, Aeropostale, American Eagle, Ann, Ascena, Buckle, Carter’s, Chico’s and GAP.
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o	During the last twelve months, performance momentum has grown and delivered tangible results and continued outperformance

The Children’s Place transformation strategy is delivering results and building positive momentum

2.	The Children’s Place Track Record of Operational Performance In A Tough Environment

The ISS report:

•	Acknowledges that Carter’s is not an appropriate peer for TSR comparison (“in reality the comparison is of very limited value given the lack of substantial overlap with the retail segments TCP targets”), yet then focuses arbitrarily on Carter’s as the sole operating comparison and ignores both TCP’s closest operating peers (Gymboree, Justice and OshKosh) and other specialty apparel retailers

•	Attributes the decline in The Children’s Place margins to execution, while EBITDA margins over this period for specialty apparel retailers declined almost unilaterally across the sector, with The Children’s Place outperforming on a relative basis. It is clear that the primary driver of the decline in margins was not “execution” … and it would be more appropriate to conclude, in fact, that “execution” enabled The Children’s Place to outperform on a relative basis

The arbitrary use by ISS of Carter’s as the sole operating comparison is a direct reflection of Macellum and Barington’s cherry picking and slight-of-hand statistics to present an inaccurate picture of the facts.

[2]	Specialty Apparel Retailers consist of: Abercrombie, Aeropostale, American Eagle, Ann, Ascena, Buckle, Carter’s, Chico’s and GAP.
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The ISS report fails to recognize:

•	The Children’s Place also maintained market share while preserving margins relative to peers in a highly promotional and over-stored environment

•	And achieved top quartile comparable same-store-sales growth, demonstrating acceptance of the Company’s merchandizing and the quality of execution[3]

In a tough environment, The Children’s Place has delivered strong operational execution

[3]	Carter’s comparable sales represents their Carter’s retail segment. Justice based off of LTM period ending January with comparable sales calculated by weighting each quarter’s comparable sales by the quarter’s revenue contribution.
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3.	The Children’s Place Excellent 1Q 2015 Results Demonstrate Growing Performance Momentum

The ISS report:

•	Suggests that the 1Q 2015 results are “as yet a single quarter”, choosing to ignore the fact that The Children’s Place beat estimates in 4Q 2014 and that this latest quarter represents the fourth consecutive positive comparable same-store-sales result

•	Raises the question of whether the Company would have achieved these results “without an activist pressing [whether the Company has been performing as well as it should]”. This suggestion becomes patently ridiculous when you consider that Macellum & Barington’s first communication with the Company in 2015 was through a public attack letter on March 11, already half way through the quarter, and there had been no substantive engagement with either fund at any earlier time

The ISS report fails to recognize:

•	The ‘back-to-the-studs’ transformation of The Children’s Place into a global omni-channel children’s apparel brand
o	First: Product Focus (intense focus on consistent product execution and implementation of a contemporary supply chain sourcing strategy)
o	Second: Technology (implementing firm-wide management systems and controls)
o	Third: Channel expansion (targeting e-commerce, international and wholesale)
o	Finally: Fleet Optimization (shuttering old inefficient stores and introducing a new format to enable us to move off-mall with a more cost effective structure)

Marketplace and shareholders recognized that the transformation would take time … and now the strategy is delivering sustainable and tangible results

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4.	Macellum and Barington’s Nominees Do Not Add Value or Match The Qualifications of The Children’s Place Board Members

The ISS report:

•	Suggests support for Macellum and Barington’s nominee, Mr. Mettler, on the basis of The Children’s Place TSR and operational underperformance during the current CEO’s tenure; yet, as we have shown above, that analysis reflects simply the misinformation and inaccuracies presented by the dissidents in their proxy materials and fails to provide a balanced assessment of the facts

A balanced assessment of the facts would have resulted in the ISS analysis falling at their own first hurdle: “has the dissident made a compelling case that change in necessary”

•	Acknowledges “[t]he Company has established a strong record of governance”, yet fails to acknowledge that the Board has undergone an extensive transformation already, with 6 of the 8 directors having been appointed since 2010, including 2 during 2014

The ISS report fails to recognize:

•	Extensive and ongoing review by the Nomination and Governance Committee of the appropriate composition and performance of the Board
o	6 of 8 directors have been added since 2010 as a direct consequence of identifying the skills and experiences necessary to help develop and oversee the execution of the transformation strategy
o	Each year, the Board conducts an annual director peer review

•	Careful consideration of the qualifications of the two sets of nominees by the Nominating and Governance Committee, and subsequently the full Board of The Children’s Place
o	Full background check performed
o	Detailed review of professional experience and qualifications
o	Submission of personal perspectives by individual directors of The Children’s Place that know both Seth Johnson and Bob Mettler professionally
o	Assessment of skills and experience required by the Board and the qualifications of the Company’s nominees

•	Macellum and Barington’s failure to seek any form of constructive engagement before (and subsequent to) their public attack letter, choosing instead to try and disrupt the Company’s earnings call on March 12 and distract investors

•	Macellum (Jonathon Duskin)’s track record as a director on retail company boards is very poor
o	Mr. Duskin was a Board member at the now-bankrupt Wet Seal until a substantial majority of shareholders voted in favor of his removal[4] [5]
o	Mr. Duskin served on the Boards of three additional retail companies, all of which went bankrupt in 2008: KB Toys, a mall-based retail toy store chain, Plvtz, Inc. the holding company of Levitz Furniture Inc., and Whitehall Jewelers Inc., a specialty retailer of jewelry

For all these reasons, The Children’s Place urges shareholders to see the material flaws in the ISS recommendation and vote the WHITE proxy card FOR ALL 3 The Children’s Place director nominees

[4]	New York Post, 4 Wet Seal directors go overboard, Kaja Whitehouse (2012, October 5).
[5]	EDGAR Pro. (2012, October 5). The Wet Seal, Inc.: 8-K.
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About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America.  The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names.  As of January 31, 2015, the Company operated 1,097 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 72 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2015. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the SEC in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.childrensplace.com, by writing to The Children’s Place, Inc. at 500 Plaza Drive, Secaucus, NJ 07094, or by calling the Company’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.

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If you have any questions, please call MacKenzie Partners
at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Investor Contact:

Robert Vill

Group Vice President, Finance

(201) 453-6693

Larry Dennedy

Mackenzie Partners

(212) 929-5239

Media Contact:

Paul Caminiti/David Millar/Pamela Blum

Sard Verbinnen & Co

(212) 687-8080

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